Exhibit 12(ii)

                          [LETTERHEAD OF JORDEN BURT]

                            [FORM OF OPINION LETTER]

                                 August __, 2003

SunAmerica Series Trust
1 SunAmerica Center
Los Angeles, CA 90067

Ladies and Gentlemen:

      You have requested our opinion as to the Federal income tax consequences of the following transactions (the "Reorganization"):

      (i) the proposed acquisition of substantially all of the assets of MFVAT International Equity Portfolio by SAST International Growth and Income Portfolio;

      (ii) the proposed acquisition of substantially all of the assets of MFVAT Capital Growth Portfolio by SAST Marsico Growth Portfolio;

      (iii) the proposed acquisition of substantially all of the assets of MFVAT Growth and Income Portfolio by SAST Davis Venture Value Portfolio;

      (iv) the proposed acquisition of substantially all of the assets of MFVAT Asset Allocation Portfolio by SAST MFS Total Return Portfolio; and

      (v) the proposed acquisition of substantially all of the assets of MFVAT Money Market Portfolio by SAST Cash Management Portfolio.

      DEFINED TERMS

      Transferor Portfolios. Hereinafter, (i) the MFVAT International Equity Portfolio, (ii) the MFVAT Capital Growth Portfolio, (iii) the MFVAT Growth and Income Portfolio, (iv) the MFVAT Asset Allocation Portfolio and (v) the MFVAT Money Market Portfolio, are referred to collectively as the "Transferor Portfolios."

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SunAmerica Series Trust
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      Acquiring Portfolios. Hereinafter, (i) the SAST International Growth and
Income Portfolio, (ii) the SAST Marsico Growth Portfolio, (iii) the SAST Davis Venture Value Portfolio, (iv) the SAST MFS Total Return Portfolio and (v) the SAST Cash Management Portfolio, are referred to collectively as the "Acquiring Portfolios."

      Corresponding Transferor Portfolios. Hereinafter, (i) the MFVAT International Equity Portfolio is referred to as the "Corresponding Transferor Portfolio" with respect to the SAST International Growth and Income Portfolio;
(ii) the MFVAT Capital Growth Portfolio is referred to as the "Corresponding Transferor Portfolio" with respect to the SAST Marsico Growth Portfolio; (iii) the MFVAT Growth and Income Portfolio is referred to as the "Corresponding Transferor Portfolio" with respect to the SAST Davis Venture Value Portfolio;
(iv) the MFVAT Asset Allocation Portfolio is referred to as the "Corresponding Transferor Portfolio" with respect to the SAST MFS Total Return Portfolio; and
(v) the MFVAT Money Market Portfolio is referred to as the "Corresponding Transferor Portfolio" with respect to the SAST Cash Management Portfolio.

      Corresponding Acquiring Portfolios. Hereinafter, (i) the SAST International Growth and Income Portfolio is referred to as the "Corresponding Acquiring Portfolio" with respect to the MFVAT International Equity Portfolio;
(ii) the SAST Marsico Growth Portfolio is referred to as the "Corresponding Acquiring Portfolio" with respect to the MFVAT Capital Growth Portfolio; (iii) the SAST Davis Venture Value Portfolio is referred to as the "Corresponding Acquiring Portfolio" with respect to the MFVAT Growth and Income Portfolio; (iv) the SAST MFS Total Return Portfolio is referred to as the "Corresponding Acquiring Portfolio" with respect to the MFVAT Asset Allocation Portfolio; and the SAST Cash Management Portfolio is referred to as the "Corresponding Acquiring Portfolio" with respect to the MFVAT Money Market Portfolio.

      BACKGROUND

      Each transaction will take place pursuant to an Agreement and Plan of Reorganization dated _______ 2003 (the "Reorganization Agreement") adopted on behalf of the Transferor Portfolios by Mutual Fund Variable Annuity Trust ("MFVAT") and on behalf of the Acquiring Portfolios by SunAmerica Series Trust ("SAST"), each a Massachusetts business trust organized as a Series company and each registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end investment company of the management type. Each Transferor Portfolio, and each Acquiring Portfolio, is treated as a corporation for federal income tax purposes. This opinion is being delivered pursuant to
Section 8(j) of the Reorganization Agreement. Where relevant, capitalized terms not otherwise defined herein have the meanings they have for the purposes of the Reorganization Agreement.

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SunAmerica Series Trust
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      We have examined and are familiar with such documents, records and other instruments relating to the Reorganization and the parties thereto as we have deemed appropriate for purposes of this opinion letter, including the Reorganization Agreement and the Registration Statement filed on ____________with the Securities and Exchange Commission under the Securities Act of 1933 on Form N-14, relating to the Reorganization (the "Registration Statement").

      In rendering this opinion, we have assumed that the Reorganization will be carried out pursuant to the terms of the Reorganization Agreement, that factual statements and information contained in the Registration Statement, and other documents, records and instruments supplied to us are correct and that there will be no material change with respect to such facts or information prior to the time of the Reorganization. In rendering this opinion, we have also relied upon the representations contained in the Officer's Certificates (the "Certificate") provided to us by SAST and MFVAT.

      If the Reorganization is effected on a factual basis different from that contemplated above, any or all of the opinions expressed herein may be inapplicable. Further, our opinions are based on (i) the Internal Revenue Code of 1986, as amended (the "Code"), (ii) Treasury Regulations, (iii) judicial precedents and (iv) administrative interpretations (including the current ruling practice of the Internal Revenue Service ("IRS") as of the date hereof. If there is any subsequent change in the applicable law or regulations, or if there are subsequently any new administrative or judicial interpretations of the laws or regulations, any or all of the individual opinions expressed herein may become inapplicable.

      This opinion is intended solely for delivery to MFVAT, on behalf of the Transferor Portfolios, SAST on behalf of the Acquiring Portfolios, and their applicable shareholders. Only the Trusts, the Transferor Portfolios, the Acquiring Portfolios, and their applicable shareholders may rely on this opinion. We specifically disclaim any obligation to update or supplement this opinion to reflect any change in the law or IRS position with respect to the issues addressed herein.

      ASSUMPTIONS

      1. Both SAST and MFVAT are business trusts under Massachusetts law and open-end management investment companies operating as series funds under the Investment Company Act of 1940 ("1940 Act").

      2. Each Transferor Portfolio has been a regulated investment company ("RIC") under Section 851 of the Internal Revenue Code of 1986, as amended (the "Code") since the date of its organization through the end of its last complete taxable year and will qualify as a RIC for the taxable year ending on the date of the Reorganization.

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SunAmerica Series Trust
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      3. Each Acquiring Portfolio has been a RIC within the meaning of Section
851 of the Code since the date of its organization through the end of its last complete taxable year and will qualify as a RIC for the taxable year ending on the date of the Reorganization.

      4. The Trustees of MFVAT, on behalf of the Transferor Portfolios, and the Trustees of SAST on behalf of the Acquiring Portfolios, have determined, for valid business reasons, that it is advisable to combine the assets of each Transferor Portfolio into the Corresponding Acquiring Portfolio, and both Boards of Trustees have adopted the Reorganization Agreement, subject to, among other things, approval by the shareholders of each Transferor Portfolio.

      5. For the taxable year ending on the Closing Date, each Transferor Portfolio shall calculate, declare and pay ordinary and capital gains dividends on its shares in amounts sufficient to distribute all of its investment company taxable income and all of its capital gains to the close of business on the Closing Date. Such dividends shall be automatically reinvested in additional shares of each Transferor Portfolio.

      6. On the Closing Date, each Transferor Portfolio shall transfer all of its assets to the Corresponding Acquiring Portfolio in exchange for which the Corresponding Acquiring Portfolio shall simultaneously issue to the Corresponding Transferor Portfolio, Class 1 shares of the Corresponding Acquiring Portfolio (including any fractional share rounded to the nearest one-thousandth of a share) equal in aggregate value to the net asset value of the Corresponding Transferor Portfolio.

      7. Immediately following the Closing, each Transferor Portfolio shall distribute to each holder of its outstanding shares the number of Class 1 shares of the Corresponding Acquiring Portfolio (including any fractional share rounded to the nearest one-thousandth of a share) as shall have an aggregate value equal to the aggregate value of the shares of the Corresponding Transferor Portfolio (including any fractional share rounded to the nearest one-thousandth of a share) which were owned by such shareholder immediately prior to the Closing Date, such values to be determined by the net asset values per share of the Corresponding Transferor Portfolio and the Corresponding Acquiring Portfolio on the Closing Date, in exchange for and in cancellation of the shareholder's shares of the Corresponding Transferor Portfolio.

      8. The distribution to the shareholders of each Transferor Portfolio shall be accomplished by establishing an account on the share records of the Corresponding Acquiring Portfolio in the name of each registered shareholder of the Corresponding Transferor Portfolio, and crediting that account with a number of shares of the Corresponding Acquiring Portfolio determined pursuant to the preceding paragraph. As a result of these transfers, the shareholders of the Corresponding Transferor Portfolio will cease to own shares of the Corresponding Transferor Portfolio and will instead own Class 1 shares of the Corresponding Acquiring

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SunAmerica Series Trust
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Portfolio having an aggregate net asset value equal to all the shares of the
Corresponding Transferor Portfolio on the Closing Date.

      9. Following the completion of the distributions described in the preceding paragraph, each Transferor Portfolio shall terminate.

      10. The shareholders of record of the shares of each Transferor Portfolio and each Acquiring Portfolio are separate accounts of insurance companies, which hold such shares as underlying investments for variable annuity or variable life insurance contracts issued by such insurance companies. The owners of such contracts ("Contract Owners") have instructed the insurance companies, pursuant to the terms of their contracts, to allocate a portion of the value of such contracts to the sub-accounts of such insurance company separate accounts that invest in the shares of the Transferor Portfolios or the Acquiring Portfolios.

      OPINIONS

      Based on the Code, Treasury Regulations issued thereunder, IRS Rulings and the relevant case law, as of the date hereof, and on the facts, representations and assumptions set forth above, and the documents, records and other instruments we have reviewed, it is our opinion that, under current Federal income tax law in effect as of this date:

      1. The Reorganization will constitute a reorganization within the meaning of section 368(a)(1) of the Code with respect to each Transferor Portfolio and its Corresponding Acquiring Portfolio;

      2. No gain or loss will be recognized by any of the Transferor Portfolios or the Corresponding Acquiring Portfolios upon the transfer of all the assets of each Transferor Portfolio to its Corresponding Acquiring Portfolio solely in exchange for Class 1 shares of the Corresponding Acquiring Portfolio or upon the distribution of the Class 1 shares of any Acquiring Portfolio to the holders of shares of the Corresponding Transferor Portfolio solely in exchange for all of their shares of the Transferor Portfolio;

      3. No gain or loss will be recognized by shareholders of any of the Transferor Portfolios upon the exchange of shares of such Transferor Portfolio solely for Class 1 shares of the Corresponding Acquiring Portfolio;

      4. The holding period and tax basis of the Class 1 shares of each Acquiring Portfolio received by each holder of shares of the Corresponding Transferor Portfolio pursuant to the Reorganization will be the same as the holding period and tax basis of shares of the Transferor Portfolio held by the shareholder (provided the

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SunAmerica Series Trust
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            shares of the Transferor Portfolio were held as a capital asset on the date of the Reorganization) immediately prior to the Reorganization; and

      5. The holding period and tax basis of the assets of each of the Transferor Portfolios acquired by the Corresponding Acquiring Portfolio will be the same as the holding period and tax basis of those assets to each of the Transferor Portfolios immediately prior to the Reorganization.

      We are not expressing an opinion as to any aspect of the Reorganization other than those opinions expressly stated above. We express our opinion herein only for the exclusive purpose of ascertaining the federal income tax consequences of the Reorganization contemplated in the Reorganization Agreement to the Transferor Portfolios, the Acquiring Portfolios and the shareholders of the Transferor Portfolios on their receipt of the Class 1 shares of the Corresponding Acquiring Portfolio in exchange for their shares of the Transferor Portfolios pursuant to the Reorganization Agreement. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation, other than those specifically listed above, without our prior written consent.

      As noted above, this opinion is based upon our analysis of the Code, Treasury Regulations issued thereunder, IRS Rulings and case law, which we deem relevant as of the date hereof. No assurances can be given that there will not be a change in the existing law or that the IRS will not alter its present views, either prospectively or retroactively, or adopt new views with regard to any of the matters upon which we are rendering this opinion. Further, this opinion is not binding on the IRS or any court that could ultimately determine the taxation of the items referred to herein, nor can any assurances be given that the IRS will not audit or question the treatment accorded to the Reorganization on the Federal income tax returns of the MFVAT or SAST or the respective shareholders.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form N-14 and to the use of our name therein.

                                    Very truly yours,

                                    Jorden Burt LLP